UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 26, 2020, Highwater Ethanol, LLC (the "Company") and Nelson Baker Biotech, Inc. ("Nelson Baker") executed an agreement (the “Construction Agreement”) for the installation of a system to produce 20MGY Hydrous USP Grade Ethanol (the “Project”) which is used in the sanitizer market. The Construction Agreement provides for a fixed price which includes design, engineering and construction management. Nelson Baker will issue monthly applications for payment based on progress. Final payment is due upon final completion of the work. Nelson Baker warrants construction, materials and workmanship to be free from material defects for one year.

Highwater may suspend work for a period of not more than 60 days, subject to a potential adjustment in price and contract time, and may terminate for cause after notice and opportunity to cure. Nelson Baker may stop work or terminate if Highwater suspends work for more than 60 days or if Highwater fails to make a payment when due after notice and opportunity to cure. Disputes are subject to mediation and binding arbitration.

Highwater expects that construction will commence before the end of this fiscal year and the Project will be completed during the second fiscal quarter of 2021.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1     Agreement Between Highwater Ethanol, LLC and Nelson Baker Biotech, Inc. **

**Confidential information redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: September 1, 2020	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer